Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Post-effective Amendment No. 1 to Registration Statement No. 33-46327 of Huntington Bancshares Incorporated on Form S-8 of our report dated June 29, 2006, appearing in this Annual Report on Form 11-K of Huntington Investment and Tax Savings Plan for the year ended December 31, 2005.
/s/ Deloitte & Touche LLP
Columbus, Ohio
June 29, 2006

3